UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B
Wall, NJ 07719
(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A is being filed to amend and supplement the Form 8-K that was filed by BIO-key International, Inc. (the “Company”) on May 18, 2006 (the “Form 8-K”) in order to attach as an exhibit to the Form 8-K a letter from our registered independent public accounting firm addressed to the Securities and Exchange Commission pursuant to the requirements of Item 4.02(c) of Form 8-K.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           As previously described in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (as amended, the “Form 10-KSB”) filed by the Company, the Company determined, as a result of comments received from the staff (the “Staff”) of the Securities and Exchange Commission (the “Commission”) in connection with its review of our registration statement on Form SB-2 which was initially filed with the Commission on July 8, 2005 (the “Registration Statement”), that a restatement of our previously reported financial information was required, in part, due to our further consideration of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” in evaluating whether there were any embedded derivative instruments contained in our outstanding convertible term notes and  the correct classification of such notes. Such notes were issued in connection with (i) the Securities Purchase Agreements (the “Senior Purchase Agreements”) entered into in September 2004 and June 2005 by and among the Company and certain institutional and accredited investors, pursuant to which the Company issued secured convertible term notes, convertible into common stock of the Company in certain circumstances, and warrants to purchase shares of the Company’s common stock, and (ii) the Securities Purchase Agreements (the “Subordinated Purchase Agreements”) entered into in September 2004 and May 2005 by and among the Company and existing shareholders of the Company and other accredited investors, pursuant to which the Company issued unsecured convertible term notes convertible into common stock of the Company in certain circumstances and warrants to purchase shares of the Company’s common stock. Accordingly, we restated our previously reported financial information for the years ended December 31, 2003 and 2004 and our previously reported unaudited financial statements for the first, second and third quarters of 2003, 2004 and 2005, as further described in the Form 10-KSB.

Subsequent to our filing of the Form 10-KSB, the Staff provided the Company with further comments with respect to the manner of the Company’s accounting for certain derivatives and warrants included within the securities issued pursuant to the Senior Purchase Agreements and the Subordinated Purchase Agreements. Although the Company has responded to these comments from the Staff, we have been orally informed by the Staff that they are continuing their review of our response and we expect that they will have further comments with respect to such accounting matters. Upon receiving any such further comments, the Company will continue to review its accounting determinations and will respond accordingly.

On May 15, 2006, in light of the comments received to date from the Staff with respect to the accounting for certain derivatives and warrants, the Company determined that it will have to restate its financial statements for the years ended December 31, 2004 and December 31, 2005 as well as the periods ended September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 included within the Form 10-KSB, and that those financial statements should not be relied upon. As was the case with the earlier restatement, the Company does not believe that this restatement will have any effect on the Company’s cash balance for these periods.

The authorized officers of the Company and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) have discussed with DS&B, Ltd., the Company’s independent registered public accounting firm (“DS&B”), the matters disclosed in this Current Report on Form 8-K.

(b)           Given the Staff’s comments with respect to the Company’s Registration Statement and periodic reports as described above, DS&B informed the Audit Committee by letter dated May 16, 2006 that they have withdrawn their audit report included in the 10-KSB related to the Company’s financial statements for the years ended December 31, 2004 and December 31, 2005 and that they will be unable to complete their review of our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, which the Company intends to file no later than May 22, 2006. DS&B informed the Audit Committee that the withdrawal of their audit report relates to the Staff’s comments regarding the manner of accounting for certain derivatives and warrants and that there is no other material basis for such withdrawal.

The foregoing description is qualified in its entirety by reference to the provisions of the letter attached as Exhibit 99.1 to this Current Report on Form 8-K.

The authorized officers of the Company and the Audit Committee have discussed with DS&B the matters disclosed in this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(a)           Exhibits. The following Exhibit is attached to this Current Report on Form 8-K:

Exhibit No.:	Description:

Exhibit 99.1*	Letter dated May 16, 2006 from DS&B, Ltd. to the Chairman of the Audit Committee of BIO-key International, Inc.

Exhibit 99.2	Letter dated May 18, 2006 from DS&B, Ltd. to the Securities and Exchange Commission

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2006	BIO-KEY INTERNATIONAL, INC.

	By:	/s/ Francis J. Cusick
Francis J. Cusick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description:

Exhibit 99.1*	Letter dated May 16, 2006 from DS&B, Ltd. to the Chairman of the Audit Committee of BIO-key International, Inc.

Exhibit 99.2	Letter dated May 18, 2006 from DS&B, Ltd. to the Securities and Exchange Commission

* Previously filed.